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                                                              EXHIBIT 99(a)


                              PENNFIRST BANCORP, INC.
                                  REVOCABLE PROXY
                          SPECIAL MEETING OF STOCKHOLDERS
                              ______________ ___, 1997

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    The undersigned, as a holder of Common Stock of PennFirst Bancorp, Inc. ("PennFirst"), hereby appoints the Board of Directors of PennFirst, or any successors thereto, as Proxies, with full powers of substitution, to represent and to vote as designated on the reverse of this card all of the shares of Common Stock of PennFirst which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at the Connoquenessing Country Club located at RD #2, Route 65, Ellwood City, Pennsylvania, on ________ __, 1997 at __:__ _.m., Eastern Time, or any adjournment thereof.

    THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

    SHARES OF COMMON STOCK OF PENNFIRST WILL BE VOTED AS SPECIFIED. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO ADOPT AN AGREEMENT AND PLAN OF REORGANIZATION, DATED AS OF SEPTEMBER 16, 1996, BY AND BETWEEN PENNFIRST AND TROY HILL BANCORP, INC, AND A RELATED AGREEMENT OF MERGER. IF ANY OTHER MATTER IS PROPERLY PRESENTED AT THE SPECIAL MEETING OF STOCKHOLDERS, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS APPOINTED AS PROXIES.

            IMPORTANT:  PLEASE DATE AND SIGN THE PROXY ON REVERSE SIDE.


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             PLEASE MARK YOUR CHOICE LIKE THIS /X/ IN BLUE OR BLACK INK

                                                           I plan to attend
                                                           the meeting
                                                               / /

Proposal to adopt an Agreement and Plan of Reorganization, dated as of September 16, 1996, by and between PennFirst and Troy Hill Bancorp, Inc. ("THB"), and a related Agreement of Merger (together, the "Merger Agreement"), pursuant to which (i) THB will be merged into PennFirst (the "Merger"), with PennFirst as the surviving corporation of the Merger; and
(ii) each share of common stock of THB, par value $.01 per share ("THB Common Stock"), outstanding immediately prior to consummation of the Merger (other than shares as to which dissenters' rights have been asserted and duly perfected in accordance with Pennsylvania law and shares held by PennFirst, THB or any of their respective subsidiaries) shall be converted into and represent the right to receive either (i) $21.15 in cash or (ii) a number of shares of PennFirst common stock, par value $.01 per share ("PennFirst Common Stock"), with a value equal to $21.15, as determined by applying a formula (the "Exchange Ratio") set forth in the Merger Agreement and based on the average market price ("Average Share Price") of PennFirst Common Stock over the 20 trading day period ending on the date PennFirst and THB receive all requisite regulatory approvals and satisfy all applicable waiting periods related to the Merger.

                        FOR     AGAINST    ABSTAIN
                        / /       / /        / /

    THE BOARD OF DIRECTORS OF PENNFIRST RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER AGREEMENT. SUCH VOTES ARE HEREBY SOLICITED BY THE BOARD OF DIRECTORS.


                              Dated: ______________________________, 1997

                              Signature _________________________________

                              Signature _________________________________
                                                (print name)

                              IMPORTANT: Please sign your name exactly as it appears hereon. When shares are held as joint tenants, either may sign. When signing as an attorney, executor, administrator, trustee or guardian, add such title to your signature.

                              NOTE: If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.